UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

WM. WRIGLEY JR. COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-800	36-1988190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue, Chicago, Illinois 60611
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 644-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2008, Wm. Wrigley Jr. Company (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Mars, Incorporated (“Mars”), New Uno Holdings Corporation (“Holdings”) and New Uno Acquisition Corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”). The Merger Agreement provides that, following the Merger, the Company will operate as a separate, stand-alone business unit under Mars. The Board of Directors of the Company has unanimously approved the Merger Agreement, upon the terms and conditions set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, stockholders of the Company will be entitled to receive $80.00 in cash for each share of the Company’s common stock and Class B common stock. Also, each outstanding Company stock option will fully vest and be converted into an amount in cash equal to the product of (i) the excess, if any, of $80.00 over the per share exercise price of the stock option multiplied by (ii) the total number of shares of Company common stock subject to the stock option. In addition, each outstanding restricted share award will fully vest and be converted into the right to receive $80.00 per restricted share in cash. Each notional share under any deferred compensation plan will be converted into the right to receive $80.00 per notional share. Each outstanding stock unit award granted under the Company's Long Term Stock Grant Program will be converted into the right to receive an amount equal in cash to the product of (x) the number of shares subject to such stock unit, to the extent earned and satisfying the applicable performance conditions at the effective time of the Merger and (y) $80.00. Each outstanding restricted stock unit award that is subject to time-based vesting conditions will be converted into the right to receive $80.00 in cash per restricted stock unit, to the extent vested by its terms at the effective time of the Merger. All of the foregoing amounts are without interest and less applicable withholding taxes.

The Merger Agreement may be terminated under certain circumstances, including, subject to the terms of the Merger Agreement, if the Company’s Board of Directors determines to accept an unsolicited superior proposal, provided that Holdings has first been given notice and the opportunity to make an offer that results in the proposal no longer being a superior proposal. The Merger Agreement provides that if the Merger Agreement is terminated under certain circumstances, the Company will be required to pay Holdings a termination fee of $690 million.  If the Merger Agreement is terminated under certain other circumstances, Mars will be required to pay the Company a termination fee equal to $1 billion.

Consummation of the Merger is subject to various conditions, including (i) approval of the Merger by the Company’s stockholders, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) receipt of all required approvals by the European Commission applicable to the Merger, (iv) receipt of all required approvals, or termination or expiration of any applicable waiting periods, under any antitrust laws applicable to the Merger in certain other jurisdictions and (v) other customary closing conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Mars, Holdings, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Merger Agreement, the Company entered into an Amendment to Rights Agreement, dated as of April 27, 2008 (the “Amendment”), amending certain provisions of the Rights Agreement by and between the Company and ComputerShare Trust Company N.A. (as successor to EquiServe, L.P.), as Rights Agent, dated June 1, 2001 (the “Rights Agreement”) to render the Rights Agreement inapplicable to the Merger, the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Additional Information and Where to Find It
In connection with the above-described transactions, the Company will file with the U.S. Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be sent to the Company’s stockholders, who are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about the above-described transactions.  Wrigley investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investors page on its corporate website at www.wrigley.com or by directing a request to Wm. Wrigley Jr. Company, 410 North Michigan Avenue, Chicago, Illinois  60611 – Attention: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the above-described transactions.  Information about the Company and its directors and officers can be found in the Company’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC, as well as on the Company’s Investors page on its corporate website at www.wrigley.com.  Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

Item 9.01. Financial Statements and Exhibits.

           (d)           Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated April 28, 2008, among Wm. Wrigley Jr. Company, Mars, Incorporated, New Uno Holdings Corporation and New Uno Acquisition Corporation

4.1	Amendment to Rights Agreement, dated April 27, 2008, by and between Wm. Wrigley Jr. Company and ComputerShare Trust Company N.A. (as successor to EquiServe, L.P.), as Rights Agent, dated June 1, 2001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2008	WM. WRIGLEY JR. COMPANY

	By:	/s/ Howard Malovany
	Name:	Howard Malovany
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated April 28, 2008, among Wm. Wrigley Jr. Company, Mars, Incorporated, New Uno Holdings Corporation and New Uno Acquisition Corporation

4.1	Amendment to Rights Agreement, dated April 27, 2008, by and between Wm. Wrigley Jr. Company and ComputerShare Trust Company N.A. (as successor to EquiServe, L.P.), as Rights Agent, dated June 1, 2001